SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of report (Date of earliest event reported):             October 19, 1999
                                                          --------------------


                            ELCOM INTERNATIONAL, INC.
               (Exact Name of Registrant as Specified in Charter)


        Delaware                     000-27376                   04-3175156
(State or Other Jurisdiction        (Commission              (I.R.S. Employer
     of Incorporation)              File Number)          Identification Number)


     10 Oceana Way                      Norwood, Massachusetts           02062
     (Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code:               (781) 440-3333
                                                              ------------------



          (Former Name or Former Address, if Changed Since Last Report)



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Item 4.  Changes in Registrant's Certifying Accountant

         (a)      Previous independent accountants

         The information required under this item was previously filed.

         (b)      New independent accountants

         The Audit Committee of Elcom International, Inc. (the "Company") decided to offer its year end audit engagement for calendar 1999 to KPMG LLP ("KPMG") as its new independent accountants on October 19, 1999 and informed KPMG of their decision on October 20, 1999. KPMG then completed its client acceptance due diligence process, and entered into an engagement letter with the Company on December 7, 1999 to act as the Company's new independent accountants. During the two most recent fiscal years and through the date of this report, the Company has not consulted with KPMG on items which were or should have been subject to SAS 50 or concerned the subject matter of a disagreement or reportable event with Andersen, the former independent accountants of the Company, as described in Regulation S-K Item 304 (a) (2).

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

         (c)  Exhibits.

                Exhibit No.

                    16 Letter from Arthur Andersen LLP regarding a change in the Company's independent accountants. *



*  Previously filed

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                 ELCOM INTERNATIONAL, INC.


                                                 By:    /s/ Peter A. Rendall
                                                        Peter A. Rendall
                                                        Chief Financial Officer


Date:    December 8, 1999





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